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                                                                      EXHIBIT 99


This release contains certain forward-looking statements, which are subject to a number of risks and uncertainties. Some factors that could cause actual results to differ materially include: business conditions and growth in the contract manufacturing industry and the general economy; variability of operating results; dependence on a limited number of customers; limited availability of components; dependence on certain industries; variability of customer requirements; and other risk factors described in the company's most recently filed SEC documents such as the Form 8K filed May 2000.


                        JABIL STRENGTHENS MANAGEMENT TEAM


NOVEMBER 21, 2000, ST. PETERSBURG, FL-- Jabil Circuit, Inc. today announced a series of new positions and promotions in support of its rapid expansion.

RON RAPP was promoted to Chief Operating Officer (COO), a new position at the company. Rapp will have responsibility for Jabil's Operations and Business Development organizations. "Ron brings outstanding leadership and a rich and intimate understanding of our business to this new position," said Tim Main, president and chief executive officer. "The COO position will bring enhanced focus to the integration of our Operational and Business Development plans, Supply Chain Management and the continued expansion of our company through new greenfield sites and acquisitions." Rapp has been with Jabil for 17 years, serving as Treasurer, Chief Financial Officer and as Executive Vice President of Operations.

SCOTT BROWN was promoted to Senior Vice President of Strategic Planning. "In this new position, Scott will assist us in managing the complex choices we face in growth and growth management strategies" Main said. Brown joined Jabil in 1988, worked in Business Management and most recently served as Vice President, Corporate Development.

BILL PETERS was promoted to Senior Vice President of Operations and will assume a vast array of operational responsibilities, including the full direction of Jabil's global operations. In his new position Peters will join Jabil's strategic planning team. Peters joined Jabil in 1990 and has served as Purchasing Manager; Operations Manager, Michigan; and Vice President, Operations.

Senior Vice President BUTCH EDWARDS will take on a new role focused on operational development and training. Edwards will develop education, training and planning programs to support Jabil's future growth. Edwards joined the Company in 1988 and has served as Manufacturing Manager, Michigan; Operations Manager, Florida; Vice President, Operations and has served as Senior Vice President, Operations since 1996.

JEFF LUMETTA will serve in a new role as Vice President of Jabil Technology Services. "Rapid product development and implementation of advanced technology is crucial to our customers and our position in the industry. Jeff's leadership will sustain and improve upon our competitive advantage in this area," said Main. Lumetta joined Jabil in 1986 and has led the rapid expansion and growing competence of Jabil's design services.




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JABIL STRENGTHENS MANAGEMENT
NOVEMBER 21, 2000
ADD ONE

In addition, the following business development promotions have been announced:

BRIAN ALTHAVER was named Vice President, Jabil Automotive Group. This new position is charged with the expansion and globalization of Jabil's automotive business. Althaver has worked with Jabil for five years and has more than 15 years of international management experience in both automotive and electronics manufacturing.

DAVE EMERSON was promoted to Vice President, U.S. Sales and Marketing. Emerson joined Jabil in 1995 and has served as Business Unit Manager for several customers and most recently served as Director of Sales for the U.S.

JOSEPH MCGEE was named Vice President, Global Business Units. McGee joined Jabil in 1993 as a Business Unit Manager, Scotland and has also served as Director of Business Development, Malaysia and General Manager, California.

RODDY MACPHEE was named Vice President, European Business Development. MacPhee joined Jabil in 1993 and played a key role in establishing Jabil's first overseas operation in Livingston, Scotland. MacPhee has served as Quality Engineering Manager, Scotland; Business Unit Manager; Business Unit Director; Director of Business Development, Europe and most recently Senior Director of Business Development, Europe.

"We believe these changes to the Jabil management team will significantly boost our ability to manage growth, develop technology and prepare next generation management to ensure our long term prosperity," said Main.

Jabil Circuit, Inc. is an electronic manufacturer of circuit board assemblies and systems for communications, personal computers, peripherals, automotive and consumer products. Jabil offers circuit design, board design from schematic, prototype assembly, volume board assembly, system assembly, repair and warranty services from facilities in the North America, Latin America, Europe and Asia. Further information about Jabil can be found at http://www.jabil.com.

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Media Contact:
Lisa D. Allison
Marketing Communications Manager
Jabil Circuit, Inc.
(727) 803-3314
lisa_allison@jabil.com




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